CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (PEA # 4) of our report dated July 16, 2001, relating to the financial statements and financial highlights which appears in the May 31, 2001 Annual Report to Shareholders of the UC Investment Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Auditors" and "Annual Report" in such Registration Statement.


PricewaterhouseCoopers LLP

Columbus, Ohio
September 18, 2001